Exhibit 99.1

Relay Therapeutics Announces a Worldwide License and Collaboration Agreement

with Genentech for RLY-1971

Collaboration brings together clinical stage SHP2 and KRAS G12C inhibitors

Relay Therapeutics will receive $75 million upfront and is eligible to receive an additional $25 million in near-term payments and $695 million in additional potential milestones, plus royalties on global net product sales

Relay Therapeutics to host conference call at 8:00 a.m. ET

Cambridge, MA – December 14, 2020 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by leveraging unparalleled insights into protein motion, today announced it has entered into a worldwide license and collaboration agreement with Genentech, a member of the Roche Group, for the development and commercialization of RLY-1971, a potent inhibitor of SHP2. Under the collaboration, Genentech will assume development of RLY-1971 with the potential to expand into multiple combination studies including with Genentech’s investigational inhibitor of KRAS G12C, GDC-6036.

“RLY-1971 has the potential to serve as a backbone for combination therapy across numerous solid tumors and therefore represents an encouraging approach for cancer patients,” said Sanjiv Patel, M.D., president and chief executive officer of Relay Therapeutics. “Roche and Genentech’s global footprint and deep expertise in oncology makes them the perfect partner for us to execute the broad development and commercialization of RLY-1971.”

“Genentech has a longstanding commitment to understanding the underlying biology of KRAS, the most commonly mutated oncogene and an important driver of cancer growth,” said James Sabry, M.D., Ph.D., global head of pharma partnering, Roche. “We are excited to partner with Relay Therapeutics, and we believe that the combination of KRAS G12C and SHP2 inhibitors together represents a promising approach that we hope could become a new treatment option for patients with KRAS G12C mutant tumors.”

Under the terms of the agreement, Relay Therapeutics will receive $75 million in an upfront payment and is eligible to receive $25 million in additional near-term payments. Relay Therapeutics also has the right to opt in to a 50/50 U.S. profit/cost share on RLY-1971. If Relay elects to opt in, then Relay will be eligible to receive 50 percent of profits from U.S. sales and up to $410 million in additional ex-U.S. commercialization and sales-based milestone payments, as well as royalties on ex-U.S. net sales. If Relay Therapeutics elects not to opt in, then Relay will be eligible to receive up to $695 million in additional development, commercialization and sales-based milestones, as well as royalties on global net sales, anticipated to be in the low-to-mid-teens. In the event of regulatory approval of both RLY-1971 and GDC-6036 in combination, Relay Therapeutics is eligible to receive additional royalties. Relay Therapeutics retains the right to combine RLY-1971 with its selective FGFR2 and mutant-selective PI3Kα programs.

With the execution of this collaboration, Relay Therapeutics anticipates it will have cash and investments to sustain its operations through 2024.

Conference Call Information

Relay Therapeutics will host a live webcast today beginning at 8:00 a.m. ET to discuss the collaboration. To access the live call, please dial 1 (833) 540-1168 (domestic) or 1 (929) 517-0359 (international) and refer to conference ID 8792127. A webcast of the conference call will be available under “News and Presentations” in the Investors & Media section of Relay Therapeutics’ website at http://ir.relaytx.com. The archived webcast will be available on Relay Therapeutics’ website approximately two hours after the conference call and will be available for 30 days following the call.

About RLY-1971

RLY-1971 is a potent small molecule inhibitor of Src homology region 2 domain-containing phosphatase-2 (SHP2). SHP2 is a critical signaling node and regulator that promotes cancer cell survival and growth through the RAS pathway, playing a key role in the way cancer cells develop resistance to targeted therapies. Preclinically, RLY-1971 demonstrated significant anti-tumor activity as a monotherapy in cancers with specific alterations as well as in combination with other anti-tumor agents, potentially overcoming or delaying the onset of resistance to those therapies. RLY-1971 is currently being evaluated in a first-in-human trial designed to treat patients with advanced or metastatic solid tumors. To learn more about the first-in-human clinical trial of RLY-1971, please visit here.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicines company transforming the drug discovery process with the goal of bringing life-changing therapies to patients. Built on unparalleled insights into protein motion and how this dynamic behavior relates to protein function, Relay Therapeutics aims to effectively drug protein targets that have previously been intractable, with an initial focus on enhancing small molecule therapeutic discovery in targeted oncology. The Company’s Dynamo platform integrates an array of leading-edge experimental and computational approaches to provide a differentiated understanding of protein structure and motion to drug these targets. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the expected strategic benefits of the collaboration; the receipt of upfront and near-term payments and potential milestone and royalty payments under the collaboration; the potential of RLY-1971, including in combination with Genentech’s GDC-6036; the potential therapeutic benefits of inhibiting KRAS G12C and SHP2 in combination; the Company’s strategy, business plans and focus; and expectations regarding our cash runway. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates, including, but not limited to, RLY-1971 and RLY-4008; the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Relay Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:

Pete Rahmer, Head of Investor Relations and Communications

617-322-0715

prahmer@relaytx.com

Media:

Dan Budwick

1AB

973-271-6085

dan@1abmedia.com